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EXHIBIT 11.1--COMPUTATION OF PRO FORMA NET LOSS PER SHARE (UNAUDITED)


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                                                                                                      YEAR ENDED
                                                                                                     JUNE 30, 1997
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Weighted average common shares outstanding.........................................................      3,822,619
Shares assuming conversion of preferred stock into common stock....................................      1,240,864
Additional shares based on application of SAB 83...................................................      1,022,566
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Shares used in computing pro forma net loss per share..............................................      6,086,049
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Net loss...........................................................................................  $  (2,668,713)
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Pro forma net loss per share (unaudited)...........................................................  $        (.44)
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